UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2017

HIGH PERFORMANCE BEVERAGES COMPANY

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55973	27-3566307
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

150 WA-17 Othello, WA 99344
(Address of Principal Executive Offices)

202.657.5399

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

5137 E. Armor St., Cave Creek, AZ 85331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Toby McBride resignation

Effective July 12, 2017, Toby McBride resigned as our Director and CEO to pursue other interests.  Mr. McBride’s resignation was not due to any disagreement with the Board or any other officer regarding any Company policy or action.

Mike Holley resignation

Effective July 12, 2017, Michael Holley resigned as our Director to pursue other interests.  Mr. Holley’s resignation was not due to any disagreement with the Board or any other officer regarding any Company policy or action.

Cameron Calaway appointment

Effective July 14, 2017, the Board appointed Cameron Calaway as a Director of the Company to serve until the next annual meeting of shareholders and until his successor shall be elected and shall qualify. Mr. Calaway was also elected as Chairman of the Company.

Ryan Coulston appointment

Effective July 14, 2017, the Board appointed Ryan Coulston as a Director of the Company to serve until the next annual meeting of shareholders and until his successor shall be elected and shall qualify. Mr. Coulston was also elected as President and Chief Executive Officer of the Company.

Paul Strickland appointment

Effective June 21, 2017, the Board appointed Paul Strickland as a Director of the Company until the next annual meeting of shareholders and until his successor shall be elected and shall qualify. The Board also appointed Mr. Strickland as Secretary and Treasurer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH PERFORMANCE BEVERAGES COMPANY

Dated: September 19, 2017	By:	/s/ Ryan Coulston
Name: Ryan Coulston
Title: Chief Executive Officer